EXHIBIT 1
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                        JOINT FILING AGREEMENT

     JOINT FILING AGREEMENT, dated as of May 15, 2001, by and between the persons listed on the signature pages hereto.

     WHEREAS, each of the parties hereto beneficially owns Units of Limited Partnership Interest (the "Units") of Resources Accrued Mortgage Investors 2 L.P., a Delaware limited partnership (the "Partnership"); and

     WHEREAS, the parties hereto constitute a "group" with respect to the beneficial ownership of the Units for purposes of Rule 13d-1 and
Schedule 13D promulgated by the Securities and Exchange Commission (the
"SEC").

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. The parties hereto shall prepare a statement containing the information required by Schedule 13D with respect to their respective interests in the Units (the "Schedule 13D") and any necessary amendments thereto. Each party hereto shall be responsible for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning any other party contained therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

     2. Ben Farahi shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13D and any amendments thereto.

     3. Each of the undersigned hereby constitutes and appoints Ben Farahi his or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign the Schedule 13D and any and all amendments thereto, and other documents in connection therewith, to be filed with the SEC, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     4. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same document.






















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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                            WESTERN REAL ESTATE INVESTMENTS, LLC

                            By:  FARAHI INVESTMENT COMPANY


                                  By:  /s/ Ben Farahi
                                       --------------------
                                       Name:  Ben Farahi
                                       Title: Partner



                            FARAHI INVESTMENT COMPANY


                            By:   /s/ Ben Farahi
                                  --------------------
                                  Name:  Ben Farahi
                                  Title: Partner


                                  /s/ Ben Farahi
                                  --------------------
                                  Ben Farahi


                                  /s/ John Farahi
                                  --------------------
                                  John Farahi


                                  /s/ Bob Farahi
                                  --------------------
                                  Bob Farahi
































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